CERTIFICATE OF AMENDMENT
                                 AND RESTATEMENT
                         OF CERTIFICATE OF INCORPORATION

                                       OF

                               SITEK, INCORPORATED

     It is hereby certified that:

     1. The present name of the corporation is SITEK, Incorporated, a Delaware corporation (hereinafter called the "Corporation"), which is the name under which the Corporation was originally incorporated; and the date of filing the original Certificate of Incorporation of the Corporation with the Delaware Secretary of State was June 30, 1998.

     2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 1 and by substituting in lieu thereof a new Article 1 which is set forth in the Amended and Restated Certificate of Incorporation hereinafter provided for.

     3. The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is attached hereto, and which is entitled Amended and Restated Certificate of Incorporation of Prodeo Technologies, Inc.

     4. The amendments and the restatement herein certified have been duly adopted in accordance with Section 242 of the General Corporation Law of Delaware by at least a majority of the stockholders of the Corporation by written consent in accordance with Section 228 of the General Corporation Law of Delaware.

     5. This Certificate of shall be executed, acknowledged, and filed, and shall be effective upon filing with the Delaware Secretary of State in accordance with Section 103 of the General Corporation Law of Delaware, as amended and restated herein.



Dated: March 7, 2000.                      SITEK, Incorporated

                                           /s/ Don M. Jackson, Jr.
                                           ------------------------------------
                                           Don M. Jackson, Jr.
                                           Chief Executive Officer and President